Exhibit 99.1

CAREER EDUCATION CORPORATION REPORTS

RESULTS FOR SECOND QUARTER 2011

Schaumburg, Ill. (August 3, 2011) – Career Education Corporation (NASDAQ: CECO) today reported total revenue of $497.2 million, and net income of $55.4 million, or $0.73 per diluted share, for the second quarter of 2011 compared to total revenue of $527.7 million and net income of $64.3 million, or $0.80 per diluted share, for the second quarter of 2010.

CONSOLIDATED RESULTS

Quarter Ended June 30, 2011

•	Total revenue was $497.2 million for the second quarter of 2011, a 5.8 percent decrease from $527.7 million for the second quarter of 2010.

•

Operating income was $82.7 million for the second quarter of 2011, versus operating income of $96.8 million for the second quarter of 2010, a decrease of 14.5 percent. The operating margin was 16.6 percent for the second quarter of 2011, compared to an operating margin of 18.3 percent for the second quarter of 2010. Operating income for the second quarter of 2011 included $2.7 million in non-cash goodwill and asset impairment charges primarily related to accreditation rights for certain schools.

•

Income from continuing operations for the quarter ended June 30, 2011, was $55.8 million, or $0.74 per diluted share, compared to $66.3 million, or $0.82 per diluted share, for the quarter ended June 30, 2010. Income from continuing operations for the quarters ended June 30, 2011 and 2010 included discrete income tax benefits of $1.6 million and $4.2 million, respectively.

Year to Date Ended June 30, 2011

•	Total revenue was $1,040.6 million for the year to date ended June 30, 2011, compared to $1,057.2 million for the year to date ended June 30, 2010.

•

Operating income increased to $195.9 million for the year to date ended June 30, 2011, from $186.2 million for the year to date ended June 30, 2010. The operating margin increased to 18.8 percent for the year to date ended June 30, 2011, from 17.6 percent for the year to date ended June 30, 2010. Operating income for the year to date ended June 30, 2011 included a $7.0 million insurance recovery related to previously settled legal matters and $2.7 million in non-cash goodwill and asset impairment charges. Operating income for the year to date ended June 30, 2010 included an additional expense of $8.1 million for the increase in the allowance for doubtful accounts associated with certain extended payment plan programs and a $3.7 million lease termination charge in connection with the Company’s move to its new campus support center.

•

Income from continuing operations for the year to date ended June 30, 2011, was $129.3 million, or $1.70 per diluted share, compared to $123.4 million, or $1.51 per diluted share, for the year to date ended June 30, 2010.

CEC ANNOUNCES 2Q11 RESULTS...PG 2

CONSOLIDATED CASH FLOWS AND FINANCIAL POSITION

Cash Flows

•

Net cash flows provided by operating activities totaled $114.8 million for the year to date ended June 30, 2011, compared to $47.9 million for the year to date ended June 30, 2010. The increase in operating cash flows, as compared to the prior year to date, is primarily due to the prior year cash flow being negatively impacted by a delay in the receipt of Title IV funds of approximately $30 million and the continued use of Company funds being extended to an increasing number of students in the form of extended payment plans.

•

Capital expenditures increased to $47.9 million during the year to date ended June 30, 2011, from $43.2 million during the year to date ended June 30, 2010. Capital expenditures represented 4.6 percent of total revenue during the year ended June 30, 2011 and 4.1 percent during the year to date ended June 30, 2010.

Financial Position

•	As of June 30, 2011 and December 31, 2010, cash and cash equivalents and short-term investments totaled $388.8 million and $449.2 million, respectively.

Stock Repurchase Program

During the quarter ended June 30, 2011, the Company repurchased 1.8 million shares of its common stock for approximately $40.0 million at an average price of $22.51 per share. Year to date ended June 30, 2011, the Company repurchased 5.9 million shares of its common stock for approximately $129.9 million at an average price of $21.94 per share.

As of June 30, 2011, approximately $160.5 million was available under the Company’s authorized stock repurchase program to repurchase outstanding shares of its common stock. Stock repurchases under this program may be made on the open market or in privately negotiated transactions from time to time, depending on various factors, including market conditions and corporate and regulatory requirements.

CEC ANNOUNCES 2Q11 RESULTS...PG 3

STUDENT POPULATION AND NEW STUDENT STARTS

Student Population

Total student population by reportable segment as of June 30, 2011 and 2010, was as follows:

	As of June 30,		% Change
	2011	2010	2011 vs. 2010
Student Population
CTU	28,100	29,000	-3%
AIU	17,600	20,400	-14%
Health Education	29,100	28,600	2%
Culinary Arts	13,200	12,100	9%
Art & Design	10,000	11,600	-14%
International	3,700	2,800	32%

Total Student Population	101,700	104,500	-3%

New Student Starts

New student starts by reportable segment for the quarters ended June 30, 2011 and 2010, were as follows:

	For the Quarters Ended June 30,
			% Change
	2011	2010	2011 vs. 2010
New Student Starts
CTU	7,810	9,480	-18%
AIU	4,290	5,670	-24%
Health Education	7,750	8,450	-8%
Culinary Arts	3,700	3,150	17%
Art & Design	1,000	1,690	-41%
International	330	380	-13%

Total New Student Starts	24,880	28,820	-14%

INTERNAL INVESTIGATION REGARDING PLACEMENT RATES

Career Education Corporation has identified improper practices at certain of its health education segment campuses relating to the determination of reported placement rates. The company recently discovered these practices in preparing its response to the previously disclosed subpoena issued to the company by the New York Attorney General on May 17, 2011. Career Education’s Board of Directors has directed outside independent legal counsel Dewey & LeBoeuf to undertake a thorough investigation of these practices. In addition, independent counsel has been directed to review the determination of student placements at all of the company’s domestic schools. The company will implement remedial measures based on the results of independent counsel’s investigation. Results of the investigation will be reported to the New York Attorney General and other relevant accrediting and governmental bodies, as appropriate.

“The integrity of Career Education and its schools is paramount. I am greatly disappointed that some people within our organization have acted inappropriately and not lived up to the standards Career Education expects,” said Gary E. McCullough, president and chief executive officer. “We will take all steps necessary to ensure we accurately determine and report placement rates in the future.”

CONFERENCE CALL INFORMATION

Career Education Corporation will host a conference call on Thursday, August 4, 2011 at 10:00 a.m. Eastern time. Interested parties can access the live webcast of the conference call at www.careered.com in the Investor Relations section of the website. Participants can also listen to the conference call by dialing 800-580-9478 (domestic) or 630-691-2769 (international) and citing code 30161720. Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection. An archived version of the webcast will be accessible for 90 days at www.careered.com in the Investor Relations section of the website. A replay of the call will also be available for seven days by calling 888-843-7419 (domestic) or 630-652-3042 (international) and citing code 30161720.

CEC ANNOUNCES 2Q11 RESULTS...PG 4

ABOUT CAREER EDUCATION CORPORATION

The colleges, schools and universities that are part of the Career Education Corporation (“CEC”) family offer high-quality education to a diverse student population of more than 100,000 students across the world in a variety of career-oriented disciplines through online, on-ground and hybrid learning program offerings. The more than 90 campuses that serve these students are located throughout the United States and in France, Italy, the United Kingdom and Monaco, and offer doctoral, master’s, bachelor’s and associate degrees and diploma and certificate programs.

CEC is an industry leader whose institutions are recognized globally. Those institutions include, among others, American InterContinental University (“AIU”); Brooks Institute; Colorado Technical University (“CTU”); Harrington College of Design; INSEEC Group (“INSEEC”) Schools; International University of Monaco (“IUM”); International Academy of Design & Technology (“IADT”); Istituto Marangoni; Le Cordon Bleu North America (“LCB”); and Sanford-Brown Institutes and Colleges. Through its schools, CEC is committed to providing high-quality education, enabling students to graduate and pursue rewarding career opportunities.

For more information, see CEC’s website at www.careered.com. The website includes a detailed listing of individual campus locations and web links to CEC’s colleges, schools, and universities.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “anticipate,” “believe,” “plan,” “expect,” “intend,” “project,” “will,” “potential” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various risks, uncertainties and other factors that could cause our actual growth, results of operations, financial condition, cash flows, performance, business prospects, and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances, or for any other reason. These risks and uncertainties, the outcome of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: availability of Title IV and other student financial aid or loans for our students; Congress’ willingness or ability to maintain or increase funding for Title IV Programs; our ability to maintain continued eligibility to participate in Title IV Programs, including under the “90-10 Rule” under the Higher Education Act of 1965, as amended; the impacts of the U.S. Department of Education’s regulations addressing certain aspects of administration of Title IV federal financial aid programs (including among other matters, gainful employment, certain compensation related to recruiting and admission of students, more stringent state approval criteria that may affect current state approval and licensing processes applicable to postsecondary education institutions and distance learning programs, and misrepresentation liability) on our business practices, costs of compliance and of developing and implementing changes in operations, student recruitment or enrollment growth, and program offerings that may have significant or material effects on our operations, business and profitability; increased competition; the effectiveness of our regulatory compliance efforts; the outcome of any state attorney general investigations, including those underway in Florida and New York; the outcome of our investigation into the determination and reporting of placement rates at our domestic schools, including any claims, sanctions, operational limitations or adverse accreditation or regulatory action initiated as a result of any adverse findings from such investigation; any impairment of goodwill and other intangible assets as we continue to redefine the company and manage our brands and marketing to improve effectiveness and reduce costs; charges and expenses associated with exiting excess facility space; our ability to comply with accrediting agency requirements or obtain accrediting agency approvals for existing or new programs; the outcome of any reviews and audits conducted by accrediting, state and federal agencies; our dependence on information technology systems; our ownership or use of intellectual property; costs and impacts of regulatory, legal and administrative actions, proceedings and investigations, governmental regulations, and class action and other lawsuits; our ability to manage and continue growth; and other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2010, our Quarterly Reports on Form 10-Q for the most recent fiscal quarters, and from time to time in our current reports filed with the Securities and Exchange Commission.

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CEC ANNOUNCES 2Q11 RESULTS...PG 5

CONTACT

Investors:	Jason Friesen
Senior Vice President of Finance, Investor Relations and Treasurer
(847) 585-3899

Media:	Mark Spencer
Senior Director, Corporate Communications
(847) 585-3802

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2011	December 31, 2010

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$228,821	$289,482
Short-term investments	159,939	159,671

Total cash and cash equivalents and short-term investments	388,760	449,153

Student receivables, net	57,968	62,287
Receivables, other, net	3,214	4,132
Prepaid expenses	36,634	52,077
Inventories	11,085	13,142
Deferred income tax assets, net	31,665	31,665
Other current assets	24,665	6,246
Assets of discontinued operations	4,886	6,742

Total current assets	558,877	625,444

NON-CURRENT ASSETS:
Property and equipment, net	364,757	366,775
Goodwill	385,325	381,476
Intangible assets, net	112,731	118,763
Student receivables, net	11,374	12,522
Deferred income tax assets, net	4,770	5,092
Other assets, net	31,999	42,752
Assets of discontinued operations	18,843	19,055

TOTAL ASSETS	$1,488,676	$1,571,879

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of capital lease obligations	$878	$783
Accounts payable	47,395	56,013
Accrued expenses:
Payroll and related benefits	45,315	73,608
Advertising and production costs	22,868	18,846
Income taxes	9,132	—
Earnout payments	14,047	17,439
Other	48,104	98,113
Deferred tuition revenue	159,765	176,102
Liabilities of discontinued operations	14,010	15,100

Total current liabilities	361,514	456,004

NON-CURRENT LIABILITIES:
Capital lease obligations, net of current maturities	464	1,223
Deferred rent obligations	105,627	103,996
Earnout payments	—	7,690
Other liabilities	39,706	30,853
Liabilities of discontinued operations	30,317	37,576

Total non-current liabilities	176,114	181,338

SHARE-BASED AWARDS SUBJECT TO REDEMPTION	119	153

STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	824	812
Additional paid-in capital	588,676	576,853
Accumulated other comprehensive income (loss)	11,457	(81)
Retained earnings	485,413	356,991
Cost of shares in treasury	(135,441)	(191)

Total stockholders’ equity	950,929	934,384

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,488,676	$1,571,879

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts and percentages)

	For the Quarters Ended June 30,
	2011	% of Total Revenue	2010 (1)	% of Total Revenue

REVENUE:
Tuition and registration fees	$481,970	96.9%	$509,129	96.5%
Other	15,223	3.1%	18,610	3.5%

Total revenue	497,193		527,739

OPERATING EXPENSES:
Educational services and facilities	161,529	32.5%	156,918	29.7%
General and administrative	229,801	46.2%	256,920	48.7%
Depreciation and amortization	20,507	4.1%	17,149	3.2%
Goodwill and asset impairment	2,676	0.5%	—	0.0%

Total operating expenses	414,513	83.4%	430,987	81.7%

Operating income	82,680	16.6%	96,752	18.3%

OTHER INCOME (EXPENSE):
Interest income	263	0.1%	252	0.0%
Interest expense	(24)	0.0%	(32)	0.0%
Miscellaneous income (expense)	69	0.0%	(988)	-0.2%

Total other income (expense)	308	0.1%	(768)	-0.1%

PRETAX INCOME	82,988	16.7%	95,984	18.2%

Provision for income taxes	27,228	5.5%	29,714	5.6%

INCOME FROM CONTINUING OPERATIONS	55,760	11.2%	66,270	12.6%

Loss from discontinued operations, net of tax	(407)	-0.1%	(1,952)	-0.4%

NET INCOME	$55,353	11.1%	$64,318	12.2%

NET INCOME (LOSS) PER SHARE - DILUTED:
Income from continuing operations	$0.74		$0.82
Loss from discontinued operations	(0.01)		(0.02)

Net income per share	$0.73		$0.80

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	75,533		80,459

(1)	In December 2010, the Transitional Schools segment ceased to exist as the Company completed the teach out of its last remaining Transitional School, AIU-Los Angeles, CA, whose results for all periods presented are now reflected as a component of discontinued operations.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts and percentages)

	For the Years to Date Ended June 30,
	2011	% of Total Revenue	2010 (1)	% of Total Revenue

REVENUE:
Tuition and registration fees	$1,003,064	96.4%	$1,018,637	96.4%
Other	37,490	3.6%	38,528	3.6%

Total revenue	1,040,554		1,057,165

OPERATING EXPENSES:
Educational services and facilities	330,430	31.8%	316,080	29.9%
General and administrative	470,660	45.2%	521,060	49.3%
Depreciation and amortization	40,873	3.9%	33,827	3.2%
Goodwill and asset impairment	2,676	0.3%	—	0.0%

Total operating expenses	844,639	81.2%	870,967	82.4%

Operating income	195,915	18.8%	186,198	17.6%

OTHER INCOME (EXPENSE):
Interest income	500	0.0%	499	0.0%
Interest expense	(50)	0.0%	(45)	0.0%
Miscellaneous income (expense)	2,069	0.2%	(1,265)	-0.1%

Total other income (expense)	2,519	0.2%	(811)	-0.1%

PRETAX INCOME	198,434	19.1%	185,387	17.5%

Provision for income taxes	69,089	6.6%	61,971	5.9%

INCOME FROM CONTINUING OPERATIONS	129,345	12.4%	123,416	11.7%

Loss from discontinued operations, net of tax	(957)	-0.1%	(3,876)	-0.4%

NET INCOME	$128,388	12.3%	$119,540	11.3%

NET INCOME (LOSS) PER SHARE - DILUTED:
Income from continuing operations	$1.70		$1.51
Loss from discontinued operations	(0.01)		(0.05)

Net income per share	$1.69		$1.46

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	76,174		81,887

(1)	In December 2010, the Transitional Schools segment ceased to exist as the Company completed the teach out of its last remaining Transitional School, AIU-Los Angeles, CA, whose results for all periods presented are now reflected as a component of discontinued operations.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Years to Date Ended June 30,
	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$128,388	$119,540
Adjustments to reconcile net income to net cash provided by operating activities:
Goodwill and asset impairment	2,676	—
Depreciation and amortization expense	40,873	33,970
Bad debt expense	26,834	45,569
Compensation expense related to share-based awards	8,488	10,034
Gain on disposition of property and equipment	(1,777)	(474)
Changes in operating assets and liabilities	(90,730)	(160,774)

Net cash provided by operating activities	114,752	47,865

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale investments	(110,162)	(172,569)
Sales of available-for-sale investments	109,894	210,460
Purchases of property and equipment	(47,886)	(43,156)
Earnout payments	(8,509)	(8,457)
Proceeds on the sale of assets	6,259	—
Business acquisition, net of acquired cash	—	(6,194)
Other	46	(5)

Net cash used in investing activities	(50,358)	(19,921)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury stock	(129,879)	(154,913)
Issuance of common stock	3,025	1,718
Tax benefit associated with stock option exercises	322	195
Payments of assumed loans upon business acquisition	—	(4,279)
Payments of capital lease obligations	(744)	(450)

Net cash used in financing activities	(127,276)	(157,729)

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS:	2,221	(4,960)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(60,661)	(134,745)
DISCONTINUED OPERATIONS CASH ACTIVITY INCLUDED ABOVE:
Add: Cash balance of discontinued operations, beginning of the period	—	738
Less: Cash balance of discontinued operations, end of the period	—	—
CASH AND CASH EQUIVALENTS, beginning of the period	289,482	284,334

CASH AND CASH EQUIVALENTS, end of the period	$228,821	$150,327

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Quarters Ended June 30,
	2011	2010 (1)

REVENUE:
CTU (2)	$112,061	$114,769
AIU (2)	98,031	120,037
Health Education	109,825	107,971
Culinary Arts	83,259	92,822
Art & Design (2)	56,676	62,301
International	37,466	29,979
Corporate and Other	(125)	(140)

Total	$497,193	$527,739

OPERATING INCOME (LOSS):
CTU (2)	$33,973	$32,458
AIU (2)	26,337	40,004
Health Education	3,381	11,606
Culinary Arts	13,174	12,395
Art & Design (2)	7,675	7,001
International	5,407	2,997
Corporate and Other	(7,267)	(9,709)

Total	$82,680	$96,752

OPERATING MARGIN:
CTU	30.3%	28.3%
AIU	26.9%	33.3%
Health Education	3.1%	10.7%
Culinary Arts	15.8%	13.4%
Art & Design	13.5%	11.2%
International	14.4%	10.0%

Total	16.6%	18.3%

(1)	In December 2010, the Transitional Schools segment ceased to exist as the Company completed the teach out of its last remaining Transitional School, AIU-Los Angeles, CA, whose results for all periods presented are now reflected as a component of discontinued operations.

(2)	Prior period financial results have been reclassified to report CTU, AIU and Art & Design as individual segments due to a change in organizational structure in January, 2011. Previously, these results were reported on a combined basis as the University segment.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Years to Date Ended June 30,
	2011	2010 (1)

REVENUE:
CTU (2)	$230,126	$225,768
AIU (2)	202,305	236,815
Health Education	226,134	211,835
Culinary Arts	175,032	185,576
Art & Design (2)	121,276	125,188
International	85,942	72,317
Corporate and Other	(261)	(334)

Total	$1,040,554	$1,057,165

OPERATING INCOME (LOSS):
CTU (2)	$70,261	$61,864
AIU (2)	53,954	72,802
Health Education	15,011	22,614
Culinary Arts (4)	26,941	20,600
Art & Design (2)	18,070	13,505
International	19,522	16,429
Corporate and Other (3)	(7,844)	(21,616)

Total	$195,915	$186,198

OPERATING MARGIN:
CTU	30.5%	27.4%
AIU	26.7%	30.7%
Health Education	6.6%	10.7%
Culinary Arts	15.4%	11.1%
Art & Design	14.9%	10.8%
International	22.7%	22.7%

Total	18.8%	17.6%

(1)	In December 2010, the Transitional Schools segment ceased to exist as the Company completed the teach out of its last remaining Transitional School, AIU-Los Angeles, CA, whose results for all periods presented are now reflected as a component of discontinued operations.

(2)	Prior period financial results have been reclassified to report CTU, AIU and Art & Design as individual segments due to a change in organizational structure in January, 2011. Previously, these results were reported on a combined basis as the University segment.

(3)	Year to date 2011 included a $7.0 million insurance recovery related to previously settled legal matters. Year to date 2010 included a $2.4 million lease termination charge incurred in connection with the Company’s move to its new campus support center and a $4.1 million charge for an increase in the allowance for doubtful accounts related to the Company’s previously terminated recourse loan program.

(4)	Year to date 2010 included a $3.2 million charge for additional bad debt expense for increases in reserve rates applied to outstanding student receivable balances attributed to the Company’s student extended payment plans.